Exhibit 10.23

OFFICE SUBLEASE

THIS OFFICE SUBLEASE (this “Sublease”) is made and entered into as of March 24, 2021 (the “Sublease Effective Date”), by and between MERIDIANLINK, INC., a California corporation (“Sublandlord”), and PROFIT RECOVERY PARTNERS, LLC, a California limited liability company (“Subtenant”).

WHEREAS, Sublandlord is the “Lessee” under that certain Standard Industrial/Commercial Single-Tenant Lease - Net dated as of November 30, 2012 (the “Original Prime Lease”) between Sublandlord and MLink Enterprise, LLC, a California limited liability company (“Prime Landlord”), as amended by that certain First Amendment to Lease Agreement dated as of March 23, 2018 (the “Amendment No.1”; collectively, as amended, the “Prime Lease”), wherein Prime Landlord leases to Sublandlord premises containing approximately 36,607 square feet of space (the “Premises”) being the entirety of that certain building located at 1600 Sunflower Avenue, Costa Mesa, California 92626 (the “Building”), which Premises are more particularly described in the Prime Lease. A copy of the Prime Lease, with certain confidential terms redacted, is attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEMISE OF SUBLEASE PREMISES

1.1    Sublease Premises. Subject to the terms and conditions of this Sublease, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, that portion of the Premises being the entire second floor of the Building, containing approximately 17,000 rentable square feet and being more particularly depicted on Exhibit B attached hereto (the “Sublease Premises”). Subtenant acknowledges and agrees that the common areas of the Building including, without limiting the generality of the foregoing, the reception area, kitchen and training room on the first floor of the Building shall at all times be subject to the exclusive control and management of Sublandlord; provided, however, Sublandlord shall make available to Subtenant the exclusive use of the existing desk in the reception lobby of the Building. Subtenant’s right to access the common areas of the Building shall be in common with other occupants of the Building. If the Building entrance and/or the primary entrance to the Sublease Premises is accessed with either a pass key or key card, Sublandlord agrees to furnish Subtenant with reasonably sufficient key cards for access; provided, Subtenant must provide Sublandlord with a list of all employees for which access is required. Alternatively, Subtenant may furnish their own key cards for access, provided they work with the system already installed in the Building. In either event, Sublandlord will limit access to the Sublease Premises to only the key cards requested by Subtenant and those Sublandlord employees or contractors working on behalf of Sublandlord who require access in order for Sublandlord to operate their business. Sublandlord will ensure that all key cards are assigned to named individuals, will provide Subtenant with reasonable advance notice when an employee or contractor needs to enter the Subleased Premises, and also furnish the key card activity logs to Subtenant upon request. Subtenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Sublease Premises without obtaining Sublandlord’s prior written consent. All keys and key cards that are issued by Sublandlord to Subtenant to the Premises and/or Sublease Premises shall be surrendered to Sublandlord upon termination of this Sublease.

1.2    Incorporation of Prime Lease. Subject to the provisions hereof and except as otherwise expressly provided herein, this Sublease shall be deemed to contain all of the same covenants, agreements, conditions, definitions, terms and provisions as are contained in the Prime Lease, which covenants, agreements, conditions, definitions, terms and provisions are incorporated herein by this reference, provided that each reference therein to: (i) “Lessor” and “Lessee” shall be deemed to refer to Sublandlord and Subtenant herein, respectively; (ii) the “Premises,” to the extent only that its applies to the Sublease Premises, shall be deemed to refer to the Sublease Premises; (iii) the “Term” shall be deemed to refer to the Sublease Term (as defined herein); (iv) the “Commencement Date” shall be deemed to refer to the Sublease Commencement Date (as defined herein); (v) “Base Rent” shall be deemed to refer to the Base Rent due and payable by Subtenant under this Sublease; and (vi) “the Lease” or “this Lease” shall be deemed to refer to the Sublease. Any capitalized term not otherwise defined herein shall have the meaning set forth in the Prime Lease. As between Sublandlord and Subtenant only and provided it does not cause a default or breach under the Prime Lease, the express provisions of this Sublease shall control over any conflicting provisions of the Prime Lease, as incorporated herein. Notwithstanding anything to the contrary contained in this Sublease, nothing herein shall be deemed to amend the Prime Lease, and the rights granted to Subtenant hereunder will not exceed any rights granted to Sublandlord under the Prime Lease. Additionally, the incorporation of the terms and conditions of the Prime Lease into this Sublease is subject to the following exceptions, modifications and supplements:

(a)    In addition to the other provisions of the Prime Lease which have been rendered inapplicable by the terms of this Sublease, the following provisions of the Prime Lease shall not be incorporated in the Sublease as between Sublandlord and Subtenant: Articles 3, 5, 10, 11, 12, 39 and 51 and Sections 1.1, 1.2, 1.3, 1.5, 1.6, 4.3, 13.4, 13.5; and Amendment No.1.

(b)    From and after the date hereof and throughout the remainder of the Sublease Term, Subtenant assumes and agrees to perform all of the obligations of Sublandlord as “Lessee” under the Prime Lease with respect to the Sublease Premises, except as otherwise expressly provided herein. Subtenant shall comply with all of the requirements contained in the Prime Lease, including without limitation, the procurement of any and all consents required to be obtained from Prime Landlord from time to time pursuant to the terms of the Prime Lease. Notwithstanding any provisions in this Sublease to the contrary, Subtenant shall not commit or permit to be committed on the Sublease Premises any act or omission by Subtenant and those for whom Subtenant is responsible, which shall violate any terms or conditions of the Prime Lease, or which would cause the Prime Lease to be terminated.

(c)    Sublandlord grants to Subtenant the right to receive all of the services and benefits with respect to the Sublease Premises which are to be provided by Prime Landlord under the Prime Lease. Notwithstanding the foregoing or anything contained in this Sublease to the contrary (including, without limitation, any provision of the Prime Lease incorporated in this Sublease by reference), Sublandlord shall have no obligation to (i) perform any services under this Sublease (including, without limitation, the providing of any water or any utilities); (ii) perform any maintenance or make any repairs or restorations (whether following a casualty or otherwise); (iii) comply with any laws or requirements of any governmental authorities; (iv) provide any insurance with respect to the Sublease Premises, the Premises, the Building or any improvements therein or thereon; and (v) take any other action that Prime Landlord is obligated to provide, make, comply with, or take, or cause to be done, under the Prime Lease (collectively, “Services”), and the only Services or rights to which Subtenant is entitled under this Sublease, including, without limitation, any right to repairs, replacements, water, utilities, heating, and air conditioning, are those to which Sublandlord is entitled as the “Lessee” under the Prime Lease, and for all Services, Subtenant will look solely to Prime Landlord. Performance by Prime Landlord under the Prime Lease shall be deemed and accepted by Subtenant as performance by Sublandlord under this Sublease. Sublandlord assumes no liability for any covenants, representations, or warranties made by Prime Landlord under the Prime Lease, and no representations or warranties of Prime Landlord in the Prime Lease shall be incorporated as representations or warranties of Sublandlord in this Sublease. Sublandlord shall take all reasonable steps to assist Subtenant as Subtenant may from time to time request, at Subtenant’s sole expense and without liability to Sublandlord, in seeking Services from Prime Landlord; provided that Subtenant indemnifies and reimburses Sublandlord as to any cost or expense incurred with respect thereto. Subject to Section 1.2(d) below, in no event, however, shall Sublandlord be required to commence or cooperate with any litigation against Prime Landlord or any agent, employee, or affiliate thereof. Nothing contained in this Sublease shall be deemed a waiver of Sublandlord’s rights to receive Services from Prime Landlord.

Sublandlord shall in no event be liable to Subtenant for any failure to render any of the Services, nor shall any such failure entitle Subtenant to any abatement or reduction in Base Rent or other Rent payable under this Sublease or to any right to terminate this Sublease, except, however, that Sublandlord shall pass through to Subtenant its pro rata share of any rent credit or abatement granted by Prime Landlord (if any) by reason of a failure to receive Services to the Sublease Premises (but in no event shall the pass through exceed the rate of Base Rent payable hereunder).

(d)     If Prime Landlord fails to provide to the Sublease Premises the Services which Sublandlord is entitled to as the Tenant under the Prime Lease, Sublandlord shall not, except as and to the extent provided in this Section 1.2(d), be obligated to bring any action or proceeding or to take any steps to enforce Sublandlord’s rights against Prime Landlord other than making a demand on Prime Landlord to provide such Services to the Premises. If after such demand and the expiration of any applicable notice, cure or grace period granted to Prime Landlord under the Lease, Prime Landlord fails to provide such Services, then Subtenant shall have the right to take such action in its own name. If any such action against Prime Landlord in Subtenant’s name is barred by reason of lack of privity, nonassignability, or otherwise, then Subtenant may bring such action in Sublandlord’s name and Sublandlord shall execute all documents reasonably required in connection therewith, provided that: (i) Sublandlord shall not be required to incur any expense in connection with such action; (ii) Subtenant shall indemnify and hold Sublandlord harmless from and against any and all liabilities, losses, obligations, damages, penalties, claims, costs, and expenses (including reasonable attorneys’ fees and disbursements) which are paid, suffered, or incurred by Sublandlord as a result of any action brought by Subtenant against Prime Landlord pursuant to this Section 1.2(d); (iii) Subtenant is not in default under this Sublease; and (iv) Subtenant shall use legal counsel reasonably acceptable to Sublandlord and all documents or other filings shall be subject to Sublandlord’s approval, which shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary contained in this Section 1.2(d), Sublandlord may, at any time, elect to bring such action on behalf of Subtenant or control any action brought by Subtenant under this Section 1.2(d), at Subtenant’s sole cost and expense in each instance, and in which case Subtenant shall cooperate with Sublandlord in connection therewith and shall indemnify and hold Sublandlord harmless from and against any and all liabilities, losses, obligations, damages, penalties, claims, costs, and expenses (including reasonable attorneys’ fees and disbursements) which are paid, suffered, or incurred by Sublandlord as a result of any action brought by Subtenant against Prime Landlord pursuant to this Section 1.2(d). If damages are recovered concerning portions of the Premises in addition to the Sublease Premises, equitable allocation shall be made of the damages.

(e)    Subtenant acknowledges and agreees that it has read the Prime Lease and is fully familiar with the terms and conditions thereof. This Sublease shall in all respects be subject and subordinate to the Prime Lease (and to all matters to which the Prime Lease is subject and subordinate). If the Prime Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Prime Lease terminates as a result of a default or breach by Sublandlord acting as Lessee under the Prime Lease, or Sublandlord or Subtenant under this Sublease and/or the Prime Lease, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Prime Lease gives Sublandlord any right or rights to terminate the Prime Lease, whether in the event of the partial or total damage, destruction, or condemnation of the Sublease Premises or the building or project of which the Sublease Premises are a part, or for any other reason, such termination right or rights (in addition to any termination rights expressly granted Sublandlord pursuant to this Sublease) may be exercised by Sublandlord in its sole and absolute discretion, and the exercise of any such right by Sublandlord shall not constitute a default or breach hereunder.

(f)     The notice, cure and/or grace periods set forth in Section 13.1 of the Prime Lease regarding events of default by the “Lessee” thereunder, shall be modified for the purposes of this Sublease by reducing the notice, cure and/or grace periods regarding defaults by Subtenant as follows: the three (3) day period set forth in subparagraph 13.1(b) shall be shortened to two (2) days; and the thirty (30) day period set forth in subparagraph 13.1(e) shall be shortened to fifteen (15) days (unless such performance cannot reasonably curred within fifteen (15) days, in which event, provided Subtenant is diligently and continuously pursuing such cure to completion, such period will be extended for such time as is reasonably necessary to effectuate such cure, but in no event to exceed sixty (60) days). The time periods set forth in the Prime Lease for all other notices to or for performance by Tenant shall be modified for the purposes of this Sublease as follows: (i) ten (10) days or more shall be shortened by five (5) days; (ii) less than ten (10) days but more than five (5) days shall be shortened by three (3) days; and (iii) five (5) days or less shall be shortened by two (2) days, provided that such shortened time periods shall never be less than one (1) business day.    Time periods set forth in the Prime Lease with respect to notices to be given to Prime Landlord shall be modified for purposes of this Sublease by lengthening the time required for notices from Subtenant to Sublandlord in each instance by five (5) days.

(g)    Notwithstanding anything to the contrary contained in this Sublease, Subtenant shall have no right to lease or use any parking spaces that Landlord may have granted to Sublandlord under the Prime Lease, except Subtenant shall be allocated four (4.0) unreserved parking spaces for each 1,000 square feet of Sublease Premises subject to such restrictions as set forth in the Prime Lease.

1.3 Acceptance of Sublease Premises “As-Is”. Subtenant hereby accepts the Sublease Premises “AS-IS” and without the benefit of any warranty or representation by Sublandlord as to the condition of the Sublease Premises or their suitability for Subtenant’s intended use. Subtenant further acknowledges and agrees that Sublandlord shall have no obligation to construct any improvements to the Sublease Premises or make any alterations or additions thereto, and Sublandlord shall have no obligation to provide any improvement allowance, rent abatement, credit, set-off, or other concession to Subtenant.

1.4 Furniture. As of the Sublease Commencement Date and continuing throughout the Sublease Term, Subtenant shall be entitled to the use, free of charge, of such furniture as is in the Sublease Premises as of the Sublease Commencement Date (the “Furniture”). SUBTENANT HEREBY AGREES THAT IT WILL ACCEPT THE FURNITURE IN ITS “AS IS, WHERE IS” CONDITION, WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND FROM SUBLANDLORD, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Subtenant shall be responsible for maintaining personal property insurance and for paying personal property taxes with respect to the Furniture (if any), and for keeping such Furniture in good existing order, condition and state of repair (ordinary wear and tear excepted), all at Subtenant’s sole cost and expense. Subtenant has no right to grant or place a lien on or permit another party to have a security interest in the Furniture, and Subtenant shall not dispose of or remove any of the Furniture without first obtaining Sublandlord’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. Provided Subtenant is not in Breach at the expiration or earlier termination of this Sublease, Sublandlord and Subtenant have agreed that upon surrender of the Sublease Premises, Sublandlord shall transfer the Furniture to Subtenant and Subtenant shall accept such Furniture by execution of a Quit-Claim Bill of Sale in the form set forth on Exhibit C, attached hereto and by this reference made a part hereof. The terms and provisions of this Section 1.4 shall survive the expiration or earlier termination of this Sublease.

1.5 Building Rules and Regulations. Under the Prime Lease, Prime Landlord reserves the right to establish rules and regulations pertaining to the use and occupancy of the Building, which rules and regulations may be changed by Prime Landlord from time to time; provided, however, subject and subordinate to any rules and regulations established by Prime Landlord, Sublandlord may also establish rules and regulations governing the use and occupancy of the Building by subtenants including Subtenant. Subtenant shall be required to follow any guidelines provided by the Orange County Heath Care Agency with respect to COVID-19 and must promptly notify Sublandlord in the event that an employee, agent, contractor or invitee of Subtenant tests positive for COVID-19 and was recently at the Premises. Subtenant shall comply with any rules and regulations reasonably established and uniformly enforced by Prime Landlord under the Prime Lease or Sublandlord under this Sublease.

ARTICLE II

PRIME LEASE

2.1    Limited Warranty by Sublandlord. Sublandlord warrants and represents to Subtenant that the Prime Lease has not been amended or modified except as expressly set forth herein, that Sublandlord is not in default or breach of any of the provisions of the Prime Lease beyond any applicable notice and cure period, and that Sublandlord has no knowledge of any claim by Prime Landlord that Sublandlord is in default or breach of any of the provisions of the Prime Lease. Subtenant acknowledges that the Prime Lease attached hereto may have been partially redacted to protect the confidentiality of Sublandlord’s business terms, and agrees that any such redaction shall not violate the foregoing warranty and representation of Sublandlord, so long as the redaction does not affect the terms of the agreement between Sublandlord and Subtenant. Subtenant hereby agrees to indemnify and hold harmless Prime Landlord and Sublandlord for any and all costs, damages, and expenses associated with a breach or default by Subtenant of this Sublease (including all applicable provisions of the Prime Lease). The provisions of this paragraph related to this indemnity shall survive the expiration or termination of this Sublease.

Sublandlord warants and represents to Subtenant that the Sublandlord, acting as the Lessee in the Prime Lease is in good financial standing and that is current with rent payments under the Prime Lease. Provided Subtenant pays its rent according to the terms of this Sublease, Sublandlord acting as Lessee in the Prime Lease will stay current with its rent payments during the term of this Sublease.

ARTICLE III

TERM

3.1    Sublease Term. Subject to the terms and conditions of this Sublease, the term of this Sublease (the “Sublease Term”) shall commence fourteen (14) days after the Sublease Effective Date (the “Sublease Commencement Date” or “SCD”), and shall expire on the day immediately preceding the Expiration Date under the Prime Lease (the “Sublease Expiration Date”); provided, Sublandlord shall deliver the Sublease Premises to Subtenant promptly upon receipt of consent from Prime Landlord to this Sublease in accordance with Section 12.15 below. Sublandlord shall not be liable in any respect for any delay in the delivery of possession of the Sublease Premises to Subtenant, and in no event shall any delay in delivering the Sublease Premises to Subtenant extend the Sublease Expiration Date. The parties hereto agree that Subtenant shall have no right to hold over after the Sublease Expiration Date and accordingly, Subtenant shall provide written confirmation to Sublandlord, at least thirty (30) days in advance of the Sublease Expiration Date, of Subtenant’s intent to surrender the Sublease Premises to Sublandlord by the Sublease Expiration Date. Subtenant hereby agrees to indemnify and hold harmless any damages, penalties or liabilities of any kind incurred by Sublandlord as a result of Subtenant’s holdover beyond the Sublease Expiration Date. Subtenant acknowledges and agrees that Sublandlord is not obligated to extend this Sublease beyond the Sublease Expiration Date irrespective of any extension options Sublandlord may have under the Prime Lease.

3.2    Early Access Period. Notwithstanding anything in this Sublease to the contrary, Subtenant may have access to the Sublease Premises during the period commencing upon the date immediately succeeding the date Sublandlord receives consent from Prime Landlord to this Sublease in accordance with Section 12.15 below and running through and including the day immediately preceding the Sublease Commencement Date (the “Early Access Period”) in order to complete its cabling work, install its fixtures, furniture, and equipment; provided, however, that in no event shall the Early Access Period commence until Subtenant has delivered to Sublandlord insurance certificates reflecting Subtenant’s coverage in accordance with the requirements of Section 9.1 of this Sublease. Subtenant’s early access to the Sublease Premises shall be upon all of the terms and conditions of this Sublease (including, without limitation, the insurance and indemnity provisions set forth herein) except Subtenant shall pay no rent with respect to such Early Access Period.

3.3    Surrender of Sublease Premises. Upon expiration or the earlier termination of this Sublease, Subtenant shall surrender the Sublease Premises in the condition required under subparagraph 7.4(c) (Surrender; Restoration) of the Prime Lease including in good condition and repair, ordinary wear and tear and loss due to casualty and condemnation excepted, and shall surrender all keys for the Sublease Premises to Sublandlord. Subtenant must remove all its trade fixtures, signage and personal property and, if requested, any other installation, alterations or improvements made by Subtenant and shall repair any damage caused thereby.

ARTICLE IV

RENT

4.1    Base Rent. Subtenant covenants and agrees to pay Sublandlord Base Rent in advance, without demand, set off or deduction, except as expressly provided for herein, in equal monthly installments, on the first day of each and every calendar month during the Sublease Term, monthly base rent (“Base Rent”) as follows:

Period	Monthly Rate/RSF	Monthly Base Rent
SCD – 12/30/2022	$1.20	$20,400.00

Notwithstanding the foregoing Base Rent schedule, Subtenant shall be entitled to an abatement of Base Rent during the period commencing on the Sublease Commencement Date and expiring on May 31, 2021 (the “Abatement Period”), in the amount of $20,400.00 per month (collectively, the “Abatement”). In the event of a monetary default by Subtenant under this Sublease in the form of a failure to pay Base Rent or any other amounts due under this Sublease during the Sublease Term beyond any applicable notice and cure periods, such Abatement shall be amortized on a straight-line basis and any unamortized amounts of the Abatement at the time of default shall become immediately due and payable. Further, should Subtenant be in default beyond any applicable notice and cure periods under this Sublease at the time any installment of the Abatement is otherwise due to be applied, such installment of the Abatement will not be provided until the default has been cured by Subtenant. Other than as set forth in this paragraph, Subtenant shall pay any and all other Base Rent and Additional Rent or any sum of money due of Subtenant under this Sublease during the Abatement Period.

Base Rent plus any other charges due from Subtenant under this Sublease are hereinafter collectively referred to as “Rent.” Subtenant hereby acknowledges that if any monthly payment of Rent or any monies due hereunder from Subtenant shall not be received by Sublandlord within fifteen (15) days after such payment is due, then Subtenant shall pay the Sublandlord a late charge equal to five percent (5%) of the amount due. In the event Subtenant fails to pay Rent following the expiration of the notice and cure period set forth in Article X of this Sublease, Subtenant shall also be responsible for the payment of interest on such outstanding amount charged at the lesser of (i) the rate of ten percent (10%) per annum, or (ii) the maximum rate permissible by law. Base Rent for any partial months during the Sublease Term shall be prorated.

4.2    Additional Rent. Commencing on the Sublease Commencement Date, in addition to Base Rent payable by Subtenant hereunder, Subtenant shall remit to Sublandlord, together with such payment of Base Rent, any other costs and expenses payable by Subtenant under this Sublease with respect to the Sublease Premises (hereinafter collectively, “Additional Rent”). In addition to, and without limiting the generality of the foregoing, Subtenant shall also pay to Sublandlord within fifteen (15) days of receipt of Sublandlord’s request therefor: (i) all additional rent that Sublandlord is obligated to pay to Prime Landlord under the Prime Lease as a result of services requested by Subtenant, if any, that are in addition to those services that Prime Landlord is required to provide under the Prime Lease without additional charge (including, without limitation, any charges due under the Prime Lease for utility services provided to the Sublease Premises after normal business hours or on weekends); and (ii) all fees, charges and other amounts, if any, required under the terms of the Prime Lease to be paid by Sublandlord to Prime Landlord on account of any default or breach by Subtenant under this Sublease or the Prime Lease.

ARTICLE V

SECURITY DEPOSIT

5.1    Security Deposit. Concurrently with the execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of Twenty Thousand Four Hundred and No/100 Dollars ($20,400.00) (the “Security Deposit”), which Security Deposit shall be held by Sublandlord during the Sublease Term to secure Subtenant’s full compliance with the terms and conditions of this Sublease, including the payment of Base Rent. Sublandlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Base Rent or any other sum as to which Subtenant is in default or for any sum Sublandlord may expend or may be required to expended by reason of Subtenant’s default in respect of any of the terms, covenants and conditions of this Sublease. If Sublandlord uses, applies or retains the whole or any part of the Security Deposit, Subtenant shall replenish the Security Deposit to the full amount then required to be deposited with the Sublandlord pursuant to this Sublease within three (3) business days after being notified by Sublandlord of the amount due. Notwithstanding anything to the contrary set forth in this Sublease, an Event of Default by Subtenant shall have occurred hereunder if the amount due is not paid within the foregoing time period. The Security Deposit may be commingled with Sublandlord’s general funds and need not be deposited in an interest-bearing account. Sublandlord shall refund any remaining portion of the Security Deposit to Subtenant within thirty (30) days following the Sublease Expiration Date or such earlier termination of this Sublease (provided such termination is not caused by a default or breach by Subtenant hereunder), less any deductions required to restore the Sublease Premises to the condition required under this Sublease or otherwise required to cure any then-outstanding Subtenant default and/or apply toward any damages incurred by Sublandlord by reason thereof.

ARTICLE VI

USE OF SUBLEASE PREMISES

6.1    The Sublease Premises shall be used and occupied only for use as general office, administration, sales, training and storage subject to any terms and conditions of the Prime Lease (including, without limittion, Section 1.7 thereof), and for no other use or purpose whatsoever. Subtenant shall operate in the whole of the Sublease Premises and shall continuously use the Sublease Premises during the Sublease Term.

ARTICLE VII

ASSIGNMENT AND SUBLETTING

7.1    Subtenant shall not (i) assign, convey or mortgage this Sublease or any interest under it; (ii) allow any transfer of this Sublease or any lien upon Subtenant’s interest by operation of law; (iii) sub-sublet all or any part of the Sublease Premises; or (iv) permit the occupancy of all or any portion of the Sublease Premises by anyone other than Subtenant.

ARTICLE VIII

NOTICES

8.1    Any notice, request, demand, consent or other communications required to be given by or on behalf of any party hereto to any other party shall be in writing and mailed by registered or certified mail, return receipt requested or sent by overnight delivery or expedited mail service or personal delivery, addressed as indicated below or at such other address as may be specified from time to time in writing upon not less than ten (10) day’s notice given in accordance with this Section. All notices, requests, demands or other communications hereunder shall be deemed given when delivered personally, when deposited to be sent via a nationally-recognized overnight courier keeping receipts of delivery, service prepaid or billed to sender, or on the day said

communication is deposited in the U.S. mail.    While notice given by courier service or mail shall be effective when deposited with the courier service or in the mails, properly addressed and postage paid or shipping charges paid or billed to the sender, all as aforesaid, the period in which a response to such a notice must be given or taken shall run from the date of receipt by the addressee. Rejection, refusal to accept delivery or inability to deliver due to changed address of which no notice has been given shall be deemed receipt by the addressee.    For the purpose of this Sublease, Sublandlord’s counsel may provide notices to Subtenant on behalf of Sublandlord and such notices shall be binding on Subtenant as if such notices have been provided directly by Sublandlord.

To Sublandlord:	MeridianLink, Inc.
1600 Sunflower Avenue
Suite 200
Costa Mesa, California 92626
Attn: Chad Martin, CFO

To Subtenant:	Profit Recovery Partners, LLC
1600 Sunflower Avenue
Suite 100
Attn: Paul Bottiaux, CFO

ARTICLE IX

INSURANCE/INDEMNITY

9.1    Insurance. Subtenant shall obtain and maintain throughout the Sublease Term, at its sole cost and expense, all property, liability and other insurance required to be carried by the “Lessee” under the Prime Lease in accordance with the terms and conditions thereof, including provisions concerning waiver of subrogation between Subtenant, Prime Landlord and Sublandlord. On or prior to the Sublease Commencement Date, Subtenant shall deliver to Prime Landlord and Sublandlord certificates of such insurance naming Prime Landlord, Sublandlord and any other party required to be named under the Prime Lease as additional insureds.

9.2    INDEMNITY AND RELEASE. SUBTENANT HEREBY RELEASES PRIME LANDLORD, SUBLANDLORD AND ANYONE CLAIMING THROUGH OR UNDER PRIME LANDLORD AND SUBLANDLORD BY WAY OF SUBROGATION OR OTHERWISE FROM ANY AND ALL LIABILITY FOR ANY INSURED LOSS OF OR DAMAGE TO THE SUBLEASE PREMISES, WHETHER OR NOT CAUSED BY THE NEGLIGENCE, FAULT OR OMISSION OF THE RELEASED PARTY. IN ADDITION, SUBTENANT SHALL CAUSE EACH SUCH INSURANCE POLICY CARRIED BY SUBTENANT INSURING THE SUBLEASE PREMISES OR THE CONTENTS THEREOF, TO BE WRITTEN TO PROVIDE THAT THE INSURER WAIVES ALL RIGHTS OF RECOVERY BY WAY OF SUBROGATION AGAINST PRIME LANDLORD AND SUBLANDLORD IN CONNECTION WITH ANY LOSS OR DAMAGE COVERED BY THE POLICY. SUBTENANT AGREES TO INDEMNIFY AND SAVE PRIME LANDLORD AND SUBLANDLORD HARMLESS FROM ANY AND ALL CLAIMS, DAMAGES OR CAUSES OF ACTION WITH RESPECT TO BODILY INJURY, DEATH OR PROPERTY DAMAGE ARISING OUT OF THE USE, OPERATION OR MAINTENANCE OF THE SUBLEASE PREMISES BY SUBTENANT, INCLUDING ALL COSTS, COUNSEL FEES, AND EXPENSES AND LIABILITIES INCURRED IN OR ABOUT THE SUBLEASE PREMISES IN CONNECTION WITH ANY SUCH CLAIM, WHETHER OR NOT CAUSED BY THE NEGLIGENCE, FAULT OR OMISSION OF THE RELEASED PARTY; AND IF ANY ACTION OR PROCEEDING IS BROUGHT AGAINST PRIME LANDLORD AND/OR SUBLANDLORD BY REASON OF ANY SUCH CLAIM, WHETHER OR NOT CAUSED BY THE NEGLIGENCE, FAULT OR OMISSION OF THE RELEASED PARTY, SUBTENANT UPON NOTICE FROM THE PARTY TO BE INDEMNIFIED COVENANTS TO RESIST OR DEFEND SUCH ACTION OR PROCEEDING AT ITS EXPENSE WITH COUNSEL REASONABLY ACCEPTABLE TO THE PARTY TO BE INDEMNIFIED. THE PROVISIONS OF THIS PARAGRAPH RELATED TO THIS INDEMNITY SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS SUBLEASE.

ARTICLE X

EVENTS OF DEFAULT/REMEDIES

10.1    Events of Default by Subtenant.    In addition to the the terms and conditions of Section 13.1 of the Prime Lease regarding Defaults and Breaches by Subtenant that are incorporated in this Sublease by reference, the following shall also consitute “Breach” by Subtenant (without regard to any conflicting notice, cure or grace periods set forth in Article 13.1 of the Prime Lease): (i) Subtenant fails to maintain any of the insurance coverages it is required to maintain pursuant to the terms and conditions of this Sublease; or (ii) Subtenant assigns, sub-sublets, transfers or otherwise encumbers its interest under this Sublease in violation of the terms and condition hereof.

10.2    Remedies of Sublandlord. Except as may be otherwise expressly set forth in Section 1.2 of this Sublease regarding modfications to notice, cure and grace periods set forth in the Prime Lease, Sublandlord shall have the same rights and remedies with respect to a breach or default of this Sublease by Subtenant as to notices of default, termination, actions and proceedings as Prime Landlord has with respect to a breach or default of the Prime Lease by the tenant thereunder, as if the same were more fully set forth at length in this Sublease, and Sublandlord shall have, with respect to Subtenant, this Sublease and the Sublease Premises, all of the rights, powers, privileges and immunities as are afforded Prime Landlord under the Prime Lease.

10.3    Claims of Default by Prime Landlord. If Prime Landlord shall claim or otherwise allege that a use of, action or inaction involving, or other circumstances concerning the Sublease Premises is in violation of any provision of the Prime Lease or may become in default or breach of the Prime Lease, in addition to Sublandlord’s other rights hereunder and at law or in equity, Subtenant, immediately after receipt of notice from Sublandlord of Prime Landlord’s claim or allegation (notwithstanding any notice, cure or grace period otherwise set forth in this Sublease), shall cease such use or action, take such action, or cause such circumstance to be changed so that the basis or alleged basis for Prime Landlord’s claim or allegation shall no longer exist.

ARTICLE XI

MAINTENANCE, REPAIRS AND ALTERATIONS

11.1    Maintenance. Subtenant shall maintain and repair the Sublease Premises in accordance with the requirements of the Lessee under the Prime Lease, unless any such repairs or replacements are the responsibility of Prime Landlord under the Prime Lease; provided, however, Sublandlord shall be responsible for any mainteance and repairs required under the Prime Lease with respect to the roof, parking lot and HVAC system. Sublandlord shall not have any liability to Subtenant for any failure of Prime Landlord to make any maintenance, repairs or replacements to the Sublease Premises that are Prime Landlord’s responsibility under the Prime Lease. Subtenant may request that Sublandlord complete maintenance and repairs to the Sublease Premises that is otherwise the obligation of Subtenant hereunder, but Sublandlord shall have no obligation to complete such maintenance and repairs and if so elects to complete such work may charge Subtenant a five percent (5%) management fee for the completion of such work.

11.2    Alterations. In no event shall Subtenant alter, improve or install any improvements within the Sublease Premises without the advance written consent of both Prime Landlord and Sublandlord, which consent may be withheld or conditioned in Prime Landlord’s and Sublandlord’s sole discretion; provided, however, Subtenant shall be permitted to paint and carpet the Sublease Premises without prior consent at Subtenant’s sole cost and expense and any such alteration shall not be subject to a management fee and/or supervision fee.

11.3    Heating, Ventilating and Air Conditioning. Sublandlord shall furnish or cause to be furnished to the Sublease Premises between 7:00 a.m. and 6:00 p.m. PST Monday through Friday, exclusive of all Federal holidays, heat and air conditioning required in Sublandlord’s reasonable judgment for the comfortable use and occupancy of the Sublease Premises. The parties acknowledge that Sublandlord’s current charge for after-hours HVAC service is $50.00 per hour per floor, which is subject to adjustment from time to time.

ARTICLE XII

MISCELLANEOUS

12.1    Subordinate to Prime Lease. This Sublease shall be subject and subordinate to the Prime Lease. Subtenant shall not undertake any action that will cause Sublandlord to be in default under the Prime Lease or to cause the termination thereof.

12.2    Increase in Insurance. In the event that the insurance cost for the Sublease Premises is increased as a result of the nature of Subtenant’s use of the Sublease Premises, then the Subtenant shall pay the entire cost of such increase to the Sublandlord as additional rent upon invoice.

12.3    LIMITATION OF LIABILITY. NO PARTNER OF SUBLANDLORD OR PRIME LANDLORD OR ANY OFFICER, MEMBER, DIRECTOR OR EMPLOYEE THEREOF SHALL HAVE ANY PERSONAL LIABILITY, DIRECTLY OR INDIRECTLY, UNDER THIS SUBLEASE. SUBTENANT AGREES THAT SUBTENANT SHALL NOT SEEK PERSONAL JUDGMENT AGAINST OR LEVY UPON THE ASSETS OF ANY THEN CURRENTLY ACTIVE, RETIRED, WITHDRAWN, DECEASED OR DISMISSED PARTNER OR MEMBER (AS APPLICABLE) OF SUBLANDLORD OR PRIME LANDLORD, NOR AGAINST OR UPON THE ASSETS OF ANY SUCH PARTNER’S OR MEMBER’S SPOUSE, FAMILY OR ESTATE, NOR AGAINST OR UPON THE ASSETS OF ANY FUTURE PARTNERS, MEMBERS OR OFFICERS OF SUBLANDLORD OR PRIME LANDLORD, FOR ANY AMOUNTS DUE OR WHICH MAY BECOME DUE UNDER OR BY REASON OF THIS SUBLEASE OR FOR THE PERFORMANCE OF ANY OF THE OBLIGATIONS OF SUBLANDLORD UNDER THIS SUBLEASE, AND THAT SUBTENANT SHALL BE ENTITLED TO PROCEED ONLY AGAINST SUBLANDLORD AND THE ASSETS OF SUBLANDLORD FOR ANY SUCH AMOUNTS OR FOR THE PERFORMANCE OF ANY SUCH OBLIGATIONS.

12.4    Time is of the Essense. Time is of the essence of this Sublease.

12.5    No Encumbrances. Subtenant shall not mortgage or encumber the Sublease Premises or this Sublease in whole or in part, directly or indirectly, expressly, by operation of law or otherwise.

12.6    Subandlord’s Right to Perform. Subtenant agrees that if it at any time fails, neglects or refuses to perform or observe any provision of this Sublease on its part to be performed or observed, then Sublandlord shall have the right, at its sole option (but shall in no way be obligated so to do), to perform or observe or cause to be performed or observed such provision. Any cost, expense, liability or claim which Sublandlord may incur or suffer, including reasonable attorney’s fees, in performing or observing or causing to be performed or observed, such provision, shall be paid by Subtenant to Sublandlord immediately upon demand and in addition to any other sums, performances or observances that shall be due, owing, to be performed and/or observed.

12.7    Entire Agreement. This Sublease contains the whole of the understanding between Subtenant and Sublandlord and supersedes and nullifies all prior understandings and representations made by either party, whether orally or in writing.

12.8    WAIVERS. SUBTENANT AND SUBLANDLORD HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ONE PARTY AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH

THIS SUBLEASE, THE RELATIONSHIP OF SUBLANDLORD AND SUBTENANT CREATED HEREBY, THE SUBTENANT’S USE OR OCCUPANCY OF THE SUBLEASE PREMISES AND/OR ANY CLAIM FOR INJURY OR DAMAGE. IN THE EVENT SUBLANDLORD COMMENCES ANY ACTION OR PROCEEDING FOR NON-PAYMENT OF ANY RENT OR OTHER CHARGES DUE HEREUNDER, SUBTENANT AGREES NOT TO INTERPOSE ANY NON-COMPULSORY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION IN ANY SUCH ACTION OR PROCEEDING.

12.9    Attorneys’ Fees. If Sublandlord or Subtenant shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney’s fees actually incurred.

12.10    Brokers. Sublandlord and Subtenant each warrant to the other that they have dealt with no real estate broker in connection with this transaction other than Sublandlord’s broker, Jones Lang LaSalle, and Subtenant’s broker, CoreStrategy Corporation (collectively, the “Broker”). Broker shall be entitled to a commission paid by Sublandlord pursuant to a separate agreement. Each of Sublandlord and Subtenant shall indemnify and hold the other party and Prime Landlord harmless from all costs, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) which the indemnified party may incur as a result of any breach of the foregoing warranties in this Section 12.10.

12.11    Defined Terms. All capitalized terms not otherwise defined herein shall retain that meaning ascribed to them in the Prime Lease.

12.12    Counterparts. This Sublease may be executed and delivered in any number of counterparts (which may be electronically executed including via Docusign or similar digital software), each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Delivery of an executed counterpart of the signature page to this Sublease by electronic means shall be as effective as delivery of a manually executed counterpart of this Sublease and shall be given full legal effect in accordance with the Uniform Electronic Transactions Act.

12.13    Severability. In the event that any provision, sentence, phrase or word of this Sublease or the application thereof to any person or circumstance shall be held invalid, then the remainder of this Sublease or the application of such provision, sentence, phrase or word to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

12.14    Headings. Headings use herein are for reference purposes only.

12.15    Prime Landlord Consent. This Sublease is subject to Sublandlord obtaining the written consent of Prime Landlord in accordance with all applicable terms of the Prime Lease. Subtenant shall furnish to Sublandlord such information as may be reasonably necessary to obtain such consent, and to enter into such agreements among Prime Landlord, Sublandlord, and Subtenant as Prime Landlord may reasonably require pursuant to the Prime Lease in connection with giving its consent to this Sublease including, without limitation, an agreement to attorn to Prime Landlord in the event of a termination of this Sublease. Any delay in Prime Landlord’s furnishing such consent shall not postpone the expiration of, or extend, the Sublease Term, however the rent abatement period will be extended, day for day, if Landlord’s consent is not furnished within 2 weeks of the Sublease Effective Date. If Prime Landlord declines to consent to this Sublease, this Sublease shall thereupon terminate and be of no further force or effect. If Prime Landlord’s consent is not obtained on or before the thirtieth (30th) day following the Sublease Effective Date, then Subtenant may cancel this Sublease by notice to the other delivered prior to the date Sublandlord obtains such consent. Upon receiving written consent from Prime Landlord, Sublandlord shall promptly deliver a copy thereof to Subtenant.

12.16    Subtenant Authority. To induce Sublandlord to enter into this Sublease, Subtenant hereby represents and warrants to Sublandlord that (i) Subtenant is a a duly formed and validly existing organization with full power and authority to enter into this Sublease and to perform Subtenant’s obligations under this Sublease in accordance with its terms; and (ii) this Sublease has been duly authorized, executed and delivered by Subtenant and constitutes the legal, valid and binding obligation of Subtenant.

12.17    Survival. All indemnities set forth in this Sublease shall survive the the expiration or termination of this Sublease.

12.18    CASp Inspection. Sublandlord hereby informs Subtenant the Sublease Premises have not undergone inspection by a Certified Access Specialist (CASp). The foregoing verification is included in this Sublease solely for the purpose of complying with California Civil Code Section 1938 and shall not in any manner affect Sublandlord’s and Subtenant’s respective responsibilities for compliance with construction-related accessibility standards as provided under the Sublease. Subtenant hereby acknowledges that the Sublease Premises have not undergone inspection by a CASp. As required by Section 1938(e) of the California Civil Code, Sublandlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee, if requested by the lessee. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Sublandlord and Subtenant hereby agree that (a) any CASp inspection requested by Subtenant shall be conducted at Subtenant’s sole cost by a CASp inspector approved by Sublandlord, and (b) Subtenant is responsible for making any repairs within the Sublease Premises and/or the Building to correct violations of construction-related accessibility standards disclosed by such inspection requested by Subtenant at Subtenant’s sole cost and expense.

12.19    Exhibits. The following exhibits are attached hereto and incorporated herein by this reference:

Exhibit A        PRIME LEASE

Exhibit B        DEPICTION OF SUBLEASE PREMISES

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Sublease has been executed by the parties as of the day and year first above written.

SUBLANDLORD:

MERIDIANLINK, INC., a California corporation

By:	/s/ Chad Martin
Name:	Chad Martin
Title:	CFO

SUBTENANT:

PROFIT RECOVERY PARTNERS, LLC, a Georgia limited liability company

By:	/s/ Don Steiner
Name:	Don Steiner
Title:	CEO

EXHIBIT A

PRIME LEASE

EXHIBIT B

DEPICTION OF SUBLEASE PREMISES

EXHIBIT C

FORM OF QUIT-CLAIM BILL OF SALE

THIS QUIT-CLAIM BILL OF SALE (this “Bill of Sale”) is given this                                 , 20    , by                                                   (“Seller”), to                                                   (“Buyer”).

W I T N E S S E T H:

WHEREAS, Buyer and Seller are parties to that Office Sublease dated                             , 2021 (the “Sublease”), whereby Seller agreed to convey title to certain personal property and furniture (the “Furniture”) as more particularly set forth in the Sublease; and

WHEREAS, Buyer and Seller desire to memorialize the transfer of the Furniture pursuant to the terms of this Bill of Sale.

NOW, THEREFORE, in consideration of the consideration set forth in the Sublease and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Sale of Furniture to Buyer. For the sales price of Ten Dollars ($10.00), the receipt of which Seller hereby acknowledges, Seller does hereby sell, assign, transfer, convey and deliver to Buyer, all of Buyer’s right, title, interest, claim and/or demand which Seller now has or may have had in and to the Furniture.

2.    As-Is Condition. Seller is transferring the Furniture to Buyer in its “AS-IS, WHERE-IS, WITH ALL FAULTS” condition. Seller makes no representations or warranties whatsoever, either express or implied, as to any matter whatsoever, including, without limitation, the design or condition of the Furniture or any part thereof, the merchantability thereof or the fitness thereof for any particular purpose or use, title to the Furniture or any part thereof, the materials or workmanship thereof, or the presence of any latent or other defects, whether or not discoverable.

3.    Miscellaneous. This Bill of Sale shall be binding upon and shall inure to the benefit of Buyer, Seller and their respective successors and assigns. A signature to this Bill of Sale may be delivered via email PDF, docusign or other electronic signature delivery and any such signature shall be deemed an original signature thereto.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed as of the day and year first above written.

SELLER:
MERIDIANLINK, INC., a California corporation

By:
Name:
Title: